UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2012

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE

SUITE 700

CHARLOTTE, NORTH CAROLINA 28277

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President, Chief Executive Officer, and Director

On March 31, 2012, Brandon C. Bethards notified The Babcock & Wilcox Company (the “Company”) of his intention to retire as President, Chief Executive Officer and Director. Mr. Bethards will be succeeded by E. James Ferland. Mr. Bethards will turn 65 later this year, and the Board of Directors of the Company (the “Board”) and Mr. Bethards have regularly discussed succession planning in recent years. There has been no set timetable for Mr. Bethards to retire or for his successor to be appointed. Because of the succession planning done by the Board and Mr. Bethards in recent years, the parties were in a position to act quickly when Mr. Ferland was identified. Mr. Bethards will step down as President and Chief Executive Officer on April 19, 2012, and Mr. Bethards’ resignation as a Director and retirement from the Company is expected to be effective May 8, 2012, immediately prior to the Company’s annual meeting of stockholders (the “Annual Meeting”). Mr. Bethards’ resignation as a Director was not the result of any disagreement with the Company, known to an executive officer of the Company, that would require disclosure under Item 5.02(a) of Form 8-K.

In connection with his retirement, the Company and Mr. Bethards entered into a Separation and Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Bethards will serve as a consultant to the Company for one year and receive $1,880,750.00 in compensation, equivalent to approximately one year of salary and target bonus. In addition, pursuant to the terms of the Consulting Agreement, Mr. Bethards will continue to vest in his outstanding equity awards through March of 2013 in accordance with their original schedules, and 33.81% of the performance shares granted to him in March 2011 will continue to be eligible to vest subject to the attainment of the applicable performance goals. He also will be entitled to receive financial planning benefits for 24 months, and will have the right to elect to pay for extended COBRA health care coverage for up to 36 months. The Consulting Agreement includes a release of claims Mr. Bethards may have against the Company and certain affiliates. It also contains a number of restrictive covenants, including one which generally provides that for 12 months following Mr. Bethards’ retirement he may not compete with or disparage the Company, or solicit its customers (with whom he had contact) or employees. A violation of these covenants by Mr. Bethards will result in a forfeiture of unpaid compensation and equity awards which could vest, or have vested, following his resignation. The foregoing summary of the Consulting Agreement is qualified in its entirety to the text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Bethards’ retirement and the appointment of Mr. Ferland is attached hereto as Exhibit 99.1.

Appointment of President, Chief Executive Officer, and Director

On March 31, 2012, the Board appointed E. James Ferland as the Company’s President and Chief Executive Officer, effective April 19, 2012. Mr. Ferland will also serve as a Class I Director of the Company beginning at the same time. In connection with Mr. Ferland’s appointment as a Director, the size of the Board will be temporarily increased from nine to 10 directors until Mr. Bethards’ resignation from the Board immediately prior to the Annual Meeting. A copy of the press release announcing Mr. Ferland’s appointment is attached hereto as Exhibit 99.1. As discussed above, Mr. Bethards will continue to serve as a consultant for one year to assist Mr. Ferland with his transition.

Mr. Ferland is 45 years of age. Prior to joining the Company, Mr. Ferland served as President of the Americas division for Westinghouse Electric Company, LLC, a group company of Toshiba Corporation, from 2010 through March 2012. From 2007 to 2010 Mr. Ferland worked for PNM Resources, Inc., where he held positions as Senior Vice President of Utility Operations and Senior Vice President of Energy Resources. Over a

23-year career in power generation, Mr. Ferland held various other senior management and engineering positions at Westinghouse Electric Company, Louisiana Energy Services/URENCO, Duke Engineering and Services, Carolina Power & Light, and General Dynamics. There are no family relationships between Mr. Ferland and any of the Company’s directors or executive officers. Additionally, there are no arrangements or understandings between Mr. Ferland and any other person pursuant to which he was appointed to his position, nor does he have an interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Ferland’s appointment as President, Chief Executive Officer and Director, the Compensation Committee of the Board approved compensation arrangements for Mr. Ferland consisting of the following material terms:

1)	an annual base salary of $875,000;

2)	an initial equity award with a value of $3.0 million under the Company’s long-term incentive plan, composed of 25% restricted stock units, 25% stock options and 50% performance shares (each with vesting terms consistent with the corresponding 2012 awards for the Company’s other executive officers);

3)	a sign-on long-term incentive grant of $1.75 million, composed of 67% restricted stock units and 33% stock options (each vesting ratably over a three-year period, with the initial one-third vesting in March 2014);

4)	a 2012 annual incentive plan target opportunity of 100% of base salary;

5)	participation in the Company’s executive perquisites programs; and

6)	relocation assistance for his move to the Company’s headquarters in Charlotte, North Carolina, including temporary living and travel assistance.

In addition, Mr. Ferland will be offered the opportunity to enter into a Change In Control Agreement (the “CIC Agreement”). The CIC Agreement provides severance benefits in the event Mr. Ferland’s employment with the Company is terminated within one year following a “change in control” (as defined in the CIC Agreement), either by the Company for any reason other than death, “cause” or “disability” (each as defined in the CIC Agreement) or by the employee for “good reason” (as defined in the CIC Agreement). The severance benefits would include, subject to the execution by Mr. Ferland of a release of claims against the Company and certain affiliated persons and entities:

1)	payment, in cash, of an amount equal to 299% of the sum of his salary plus target bonus under the annual incentive plan;

2)	accelerated vesting of all unvested stock and option awards;

3)	accelerated vesting in Supplemental Executive Retirement Plan benefit; and

4)	payment, in cash, of a lump-sum equal to 300% of the full annual cost of coverage for medical, dental and vision benefits provided to Mr. Ferland and covered dependents.

The CIC Agreement does not provide any gross-up or tax assistance on the severance benefits. Instead, the CIC Agreement contains a “modified cutback” provision, which would act to reduce the benefits payable to Mr. Ferland to the extent necessary so that no “golden parachute excise tax” would be imposed on the benefits paid, but only if doing so would result in Mr. Ferland retaining a larger after-tax amount.

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The CIC Agreement also contains restrictions on Mr. Ferland’s ability to compete with the Company, or solicit the Company’s employees, for two years following his termination.

The foregoing summary of the CIC Agreement is qualified in its entirety to the text of the form of CIC Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Compensatory Contracts and Arrangements

The foregoing disclosure under “Retirement of President, Chief Executive Officer, and Director” and “Appointment of President, Chief Executive Officer, and Director” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

10.1	Separation and Consulting Agreement between Brandon C. Bethards and The Babcock & Wilcox Company, dated April 5, 2012

10.2	Form of Change In Control Agreement between E. James Ferland and The Babcock & Wilcox Company

99.1	Press Release dated April 4, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

	By:	/s/ James D. Canafax James D. Canafax Senior Vice President, General Counsel and Corporate Secretary

Date: April 5, 2012

EXHIBIT INDEX

Number	Exhibit

10.1	Separation and Consulting Agreement between Brandon C. Bethards and The Babcock & Wilcox Company, dated April 5, 2012

10.2	Form of Change In Control Agreement between E. James Ferland and The Babcock & Wilcox Company

99.1	Press Release dated April 4, 2012